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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of SCM Microsystems, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-42376, 333-45795, 333-45791, 333-45789, 333-51792, 333-66397 and 333-73061
on Form S-8 of our report dated February 27, 2001, appearing in this Annual Report on Form 10-K of SCM Microsystems, Inc. and subsidiaries for the year ended December, 31, 2000.

Our audits of the 2000 and 1999 consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of SCM Microsystems, Inc. and subsidiaries for the years ended December 31, 2000 and 1999, listed in Item 14a(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such 2000 and 1999 consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 30, 2001